UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 23, 2021
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2021, Condoleezza Rice notified the Board of Directors (the “Board”) of Dropbox, Inc. (“Dropbox”) that she will not stand for re-election at our 2021 Annual Meeting of Stockholders (“Annual Meeting”). She will continue to serve as a director until the date of our Annual Meeting.

“It’s been a pleasure and a privilege to serve on the Dropbox Board of Directors,” said Dr. Rice. “Being a part of the journey over the last seven years has been a rewarding experience and I’m proud of everything the team has accomplished. While I’ll be moving on from the Board to focus on my other commitments, such as my recent appointment as Director of the Hoover Institution, I look forward to continuing to celebrate their wins as they build products and tools for the workforce of the future.”

“I want to thank Dr. Rice for her many contributions to Dropbox over the years,” said CEO and co-founder Drew Houston. “We’ve been so fortunate to have her guidance and expertise on our Board as we’ve matured from a fledgling startup into a thriving public company. We’ll miss her and wish her all the best in her future endeavors.”

Dropbox and the Board are grateful to Dr. Rice for her many contributions to the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2021

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
Chief Legal Officer